Exhibit 31.2

I, John K. Grelle, certify that:

1.	I have reviewed this annual report on Form 10-K/A of BBX Capital Corporation; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ John K. Grelle

John K. Grelle

Executive Vice President/Chief Financial Officer

Date:  April 26, 2013